Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 Lexington Avenue

New York, NY 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

April 2, 2009

Sealy Corporation
Sealy Drive
One Office Parkway
Trinity, North Carolina  27370

Sealy Mattress Company
Sealy Drive
One Office Parkway
Trinity, North Carolina  27370

Ladies and Gentlemen:

We have acted as counsel to Sealy Corporation, a Delaware corporation (“Sealy”), and to Sealy Mattress Company, a subsidiary of Sealy and an Ohio corporation (“SMC”), and the subsidiaries of Sealy and SMC listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Sealy, SMC and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of Sealy, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase shares of Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of Sealy, par value $0.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iv) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Share Warrants”); (vi) debt securities of Sealy, which may be issued without guarantees (the “Sealy Non-Guaranteed Debt Securities”) or may be guaranteed by SMC and one or more of the Subsidiary Guarantors (the “Sealy Guaranteed Debt Securities”) (collectively, the “Sealy Debt Securities”); (vii) debt securities of SMC (the “SMC Debt Securities” and, together with the

Sealy Debt Securities, the “Debt Securities”), which would be guaranteed by Sealy and one or more of the Subsidiary Guarantors; (viii) warrants to purchase Debt Securities (the “Debt Securities Warrants” and, together with the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants, the “Warrants”); (ix) guarantees of the Debt Securities (the “Guarantees”) by Sealy, SMC or one or more of the Subsidiary Guarantors (collectively, the “Guarantors”); (x) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Depositary Shares or Debt Securities (the “Subscription Rights”); (xi) contracts for the purchase and sale of Common Stock (the “Share Purchase Contracts”); (xii) share purchase units of Sealy, consisting of a Share Purchase Contract and a beneficial interest in either Preferred Stock, Depositary Shares, Debt Securities, debt obligations of third parties (including U.S. Treasury securities), any other security described in the applicable prospectus supplement or free writing prospectus, or any combination of the foregoing (the “Share Purchase Units”); and (xiii) Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon exercise of Warrants or Share Purchase Contracts, whichever is applicable.  The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Debt Securities, the Guarantees, the Subscription Rights, the Share Purchase Contracts and the Share Purchase Units are hereinafter referred to collectively as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $[•] or the equivalent thereof in one or more foreign currencies or composite currencies.

The Sealy Non-Guaranteed Debt Securities will be issued under an Indenture, as supplemented by a supplemental indenture (the “Sealy Non-Guaranteed Indenture”), between Sealy and such Trustee as shall be named therein (the “Sealy Non-Guaranteed Trustee”).  The Sealy Guaranteed Debt Securities and the Guarantees thereof will be issued under an Indenture, as supplemented by a supplemental indenture (the “Sealy Guaranteed Indenture”), among Sealy, such Guarantors as shall be named therein, and such Trustee as shall be named therein (the “Sealy Guaranteed Trustee”).  The Sealy Non-Guaranteed Indenture and the Sealy Guaranteed Indenture are hereinafter referred to collectively as the “Sealy Indentures.”  The SMC Debt Securities and the Guarantees thereof will be issued under an Indenture, as supplemented by a supplemental indenture (the “SMC Indenture”), among SMC, Sealy, such other Guarantors as shall be named therein, and such Trustee as shall be named therein (the “SMC Trustee” and, together with the Sealy Non-Guaranteed Trustee and the Sealy Guaranteed Trustee, the “Trustees”).  The Sealy Indentures and the SMC Indenture are hereinafter referred to collectively as the “Indentures.”

The Depositary Shares will be issued pursuant to a Deposit Agreement (the “Deposit Agreement”) between Sealy and such Depositary as shall be named therein (the “Depositary”).

The Share Purchase Contracts will be issued pursuant to a Share Purchase Contract Agreement (the “Share Purchase Contract Agreement”) between Sealy and such Share Purchase Contract Agent as shall be named therein (the “Share Purchase Contract Agent”) and may be secured pursuant to a Pledge Agreement (the “Pledge Agreement”) between Sealy, such holder and a Collateral Agent as shall be named therein.

The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) between Sealy and the Common Stock Warrant Agent as shall be named therein.  The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the “Preferred Stock Warrant Agreement”) between Sealy and the Preferred Stock Warrant Agent as shall be named therein.  The Depositary Share Warrants will be issued under a Depositary Share Warrant Agreement (the “Depositary Share Warrant Agreement”) between Sealy and the Depositary Share Warrant Agent as shall be named therein.  The Debt Securities Warrants will be issued under a Debt Securities Warrant Agreement (the “Debt Securities Warrant Agreement”) among Sealy, the Debt Securities Warrant Agent as shall be named therein, and the applicable trustee.  The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Depositary Share Warrant Agreement, and the Debt Securities Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.”  Each party to a Warrant Agreement other than Sealy is referred to hereinafter as a “Counterparty.”

The Subscription Rights will be issued pursuant to a Subscription Rights Certificate (the “Subscription Rights Certificate”).

We have examined the Registration Statement, a form of the share certificate for Common Stock and the forms of the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.  We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of Sealy, SMC and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that (1) at the time of execution, authentication, issuance and delivery of any Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the applicable Trustee; (2) at the time of execution, authentication, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (3) at the time of execution, issuance and delivery of the Share Purchase Contracts, the Share Purchase Contract Agreement will be the valid and legally binding obligation of the Share Purchase Contract Agent; and (4) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of any Debt Securities, the applicable Indenture will have been duly authorized, executed and delivered by Sealy, SMC (in the case of SMC Debt Securities or Sealy Guaranteed Debt Securities) in accordance with the laws of Ohio and, if applicable, the Subsidiary Guarantors listed on Schedule I hereto (the “Delaware Guarantors”) and the Subsidiary Guarantors listed on Schedule II hereto (the “Non-Delaware Guarantors”) in accordance with the laws of jurisdiction of organization of each such Non-Delaware Guarantor; (2) the execution, delivery and performance by SMC and each Non-Delaware Guarantor of the

Indentures to which it is a party will not violate the laws of the jurisdiction of organization of SMC and each such Non-Delaware Guarantor, or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States); and (3) the execution, delivery and performance by Sealy, SMC and the Subsidiary Guarantors of the Indentures and the Guarantees do not and will not constitute a breach or violation of any agreement or instrument that is binding upon Sealy, SMC or any Subsidiary Guarantor.

We have assumed further that at the time of execution, issuance and delivery of the Share Purchase Contracts, the Subscription Rights and the Depository Shares, (i) in the case of the Share Purchase Contracts, the Share Purchase Contract Agreement and the Pledge Agreement, if applicable, (ii) in the case of the Subscription Rights, the Subscription Rights Certificate and (iii) in the case of the Depositary Shares, the Deposit Agreement, will have been duly authorized, executed and delivered by Sealy.  We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by Sealy.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.             With respect to the Common Stock, assuming (a) the taking by the Board of Directors of Sealy, a duly constituted and acting committee of such Board of Directors or duly authorized officers of Sealy (such Board of Directors, committee or authorized officers being referred to herein as the “Sealy Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Sealy Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to the Preferred Stock, assuming (a) the taking by the Sealy Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Sealy Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Sealy Board to approve (1) the issuance and terms of the Depositary Shares and (2) the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4.            With respect to the Sealy Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Sealy Debt Securities, the terms of the offering thereof and related matters by the Sealy Board and (b) the due execution, authentication, issuance and delivery of such Sealy Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board and otherwise in accordance with the provisions of the applicable Sealy Indenture and such agreement, such Sealy Debt Securities will constitute valid and legally binding obligations of Sealy enforceable against Sealy in accordance with their terms.

5.            With respect to the SMC Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any SMC Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of SMC, a duly constituted and acting committee of such Board or duly authorized officers of SMC (such Board of Directors, committee or authorized officers being referred to herein as the “SMC Board”) and (b) the due execution, authentication, issuance and delivery of such SMC Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the SMC Board and otherwise in accordance with the provisions of the SMC Indenture and such agreement, such SMC Debt Securities will constitute valid and legally binding obligations of SMC enforceable against SMC in accordance with their terms.

6.            With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Board of Directors and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

7.            With respect to the Share Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Sealy Board to approve the execution and delivery of the Share Purchase Contract Agreement and (b) the due execution, issuance and delivery of the Share Purchase Contracts, upon payment of the consideration for such Share Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board and otherwise in accordance with the provisions of the applicable Share Purchase Contract Agreement and such agreement, the Share Purchase Contracts will constitute valid and legally binding obligations of Sealy enforceable against Sealy in accordance with their terms.

8.            With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Sealy Board to authorize and approve the issuance of the Subscription Rights and to approve the execution and delivery of the Subscription Rights Certificate and (b) the due execution, issuance and delivery of the Subscription Rights, upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board and otherwise in accordance with the provisions of the applicable Subscription Rights Certificate and such agreement, the Subscription Rights will constitute valid and legally binding obligations of Sealy enforceable against Sealy in accordance with their terms.

9.            With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Sealy Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of Sealy enforceable against Sealy in accordance with their terms.

10.          With respect to the Share Purchase Units, assuming (a) the taking of all necessary corporate action by the Sealy Board to authorize and approve (1) the issuance and terms of the Share Purchase Units, (2) the execution and delivery of the Share Purchase Contract Agreement with respect to the Share Purchase Contracts that are a component of the Share Purchase Units, (3) the issuance and terms of the Preferred Stock, the Depositary Shares, the Sealy Debt Securities, any other security duly reserved for issuance by Sealy as described in the applicable prospectus supplement or free writing prospectus or any combination of the foregoing that are a component of the Share Purchase Units, and the terms of the offering thereof and related matters, (b) the due filing of the Certificate of Designations with respect to such Preferred Stock, (c) the due execution, authentication, in the case of the Sealy Debt Securities, issuance and delivery of (1) the Share Purchase Units, (2) such Share Purchase Contracts and (3) the Preferred Stock, Depositary Shares, the Debt Securities, or such other securities comprising a part of the Share Purchase Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Sealy Board and in accordance with the provisions of the applicable Share Purchase Contract Agreement, in the case of such Share Purchase Contracts, the Depositary Agreement, in the case of Depositary Shares, the applicable Indenture, in the case of such Debt Securities and, if applicable, other agreements governing such other securities comprising a part of the Share Purchase Units, and (d) that any debt obligation of a third party that underlies any such Share Purchase Unit is the valid and legal obligation of such third party, enforceable against such third party according to its terms, such Share Purchase Units will constitute valid and legally binding obligations of Sealy, enforceable against Sealy in accordance with their terms.

Our opinions set forth in paragraphs 3 through 10 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in the States of New York or Delaware

Sealy Mattress Corporation	Delaware
The Ohio Mattress Company Licensing and Components Group	Delaware
Sealy Mattress Manufacturing Company, Inc.	Delaware
Sealy Korea, Inc.	Delaware
Sealy Components-Pads, Inc.	Delaware
Mattress Holdings International LLC	Delaware
Sealy Mattress Company of Albany, Inc.	New York

Schedule II

Guarantors Incorporated or Formed in Jurisdictions other than the States of Delaware or New York

Sealy Mattress Company of Puerto Rico	Ohio
Ohio-Sealy Mattress Manufacturing Co., Inc.	Massachusetts
Ohio-Sealy Mattress Manufacturing Co.	Georgia
Sealy Mattress Company of Kansas City, Inc.	Missouri
Sealy Mattress Company of Memphis	Tennessee
Sealy Mattress Company of Illinois	Illinois
A. Brandwein & Company	Illinois
Sealy of Maryland and Virginia, Inc.	Maryland
Sealy of Minnesota, Inc.	Minnesota
North American Bedding Company	Ohio
Sealy, Inc.	Ohio
Sealy Technology LLC	North Carolina
Sealy Real Estate, Inc.	North Carolina
Sealy Texas Management, Inc.	Texas
Sealy Mattress Company of S.W. Virginia	Virginia
Western Mattress Company	California
Advanced Sleep Products	California
Sealy Mattress Company of Michigan, Inc.	Michigan